Exhibit 99.1

ALL DEPOSITORIES, NOMINEES, BROKERS AND OTHERS:

PLEASE FACILITATE THE TRANSMISSION OF THIS NOTICE

TO ALL BENEFICIAL OWNERS

NOTICE

TO HOLDERS OF

MOTORS LIQUIDATION COMPANY

GUC TRUST UNITS (CUSIP NO. 62010U101)1

December 4, 2013

Reference is made to (i) the Second Amended Joint Chapter 11 Plan, dated as of March 18, 2011, of Motors Liquidation Company and certain of its affiliates, which was confirmed by an order of the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered on March 29, 2011 (as so confirmed, the “Plan”), and which became effective on March 31, 2011, and (ii) the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 (as subsequently amended, the “GUC Trust Agreement”).2 The above-described units (the “Trust Units”) representing contingent beneficial interests in the Motors Liquidation Company GUC Trust (the “GUC Trust”) were issued pursuant to the terms of the Plan and the GUC Trust Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

The Plan provides for the establishment of the GUC Trust to implement the Plan, including distributing New GM Securities and resolving outstanding Disputed General Unsecured Claims.

On September 26, 2013, the GUC Trust entered into a settlement agreement with certain parties to an ongoing litigation related to certain notes (the “Nova Scotia Notes”) issued by General Motors Nova Scotia Finance Company and guaranteed by Motors Liquidation Company (the “Settlement Agreement”). The Settlement Agreement was subsequently approved by the Bankruptcy Court and the Supreme Court of Nova Scotia and became effective on November 25, 2013. Pursuant to the Settlement Agreement, on or about December 2, 2013, the GUC Trust distributed to holders of the Nova Scotia Notes held as of November 27, 2013, a specified amount of New GM Securities (the “Nova Scotia Distribution”). Pursuant to the Settlement Agreement, and following the Nova Scotia Distribution, the GUC Trust is required to make a special “excess” distribution of New GM Securities to holders of Trust Units on an accelerated basis in accordance with sections 5.4 and 5.8 of the GUC Trust Agreement.

[1]	The CUSIP numbers appearing herein have been included solely for the convenience of the holders of the Trust Units. The GUC Trust assumes no responsibility for the selection or use of such numbers and makes no representations as to the correctness of the CUSIP numbers appearing herein.
[2]	Information on the bankruptcy proceedings, including a copy of the Plan, can be found at: http://www.motorsliquidationdocket.com/. Information can also be found on the website maintained by the trust administrator and trustee of the Motors Liquidation Company GUC Trust at https://www.mlcguctrust.com/.

The GUC Trust hereby informs you that, pursuant and subject to the terms of the Plan, the GUC Trust Agreement and the Settlement Agreement referred to herein, a distribution of New GM Securities (the “Excess Distribution”) is anticipated to be made on December 20, 2013, to those persons (“Holders”) who were holders of record of the Trust Units on December 16, 2013 (the “Record Date”). The number of New GM Securities to be allocated in the Excess Distribution, per Trust Unit held as of the Record Date, is set forth below:

	Number of New GM Securities Allocable per Trust Unit
Description of Units	Shares of New GM Stock (CUSIP No. 37045V100)	New GM Warrants, Exercise Price of $10.00 per Share (CUSIP No. 37045V118)	New GM Warrants, Exercise Price of $18.33 per Share (CUSIP No. 37045V126)
MLC GUC Trust Units (CUSIP No. 62010U101)	0.211506	0.192278	0.192278

The actual number of New GM Securities distributed is subject to Section 5.6(b) of the GUC Trust Agreement, which provides that no fractional New GM Securities will be distributed and that such fractional New GM Securities will be aggregated and sold for cash. All distributions to Holders are subject to the procedures of The Depository Trust Company and its participants, and each Holder’s allocated amount may vary slightly due to rounding.

The GUC Trust makes no recommendations and gives no investment or legal advice herein, and all holders of Trust Units are urged to consult with their own advisors concerning the Trust Units, the Plan and the Excess Distribution, including tax advisors concerning the tax treatment of any distributions thereunder.

Additional information, including a copy of the GUC Trust Agreement, is available at www.mlcguctrust.com.

This Notice is given by:

Motors Liquidation Company GUC Trust

December 4, 2013